Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 6, 2007, accompanying the financial statements of AROC Energy, L.P. incorporated in this Registration Statement and reoffer Prospectus by reference to a Current Report on Form 8-K/A filed on December 7, 2007 (File No. 000-08041).  We consent to the use of the incorporation by reference of said report in the Registration Statement and reoffer Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Houston, Texas
February 11, 2008